SANTANDER BANCORP
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
AS OF MARCH 31, 2003, DECEMBER 31, 2002 AND MARCH 31, 2002
(Dollars in thousands, except per share data)

ASSETS

				Variance
	31–Mar–03	31–Mar–02	31–Dec–02	03/03–12/02
CASH AND CASH EQUIVALENTS:
Cash and due from banks	$ 109,512	$ 204,055	$ 98,302	11.40%
Interest bearing deposits	197,782	19,738	268,620	–26.37%
Federal funds sold and securities purchased under agreements to resell	342,350	615,000	263,500	29.92%
Total cash and cash equivalents	649,644	838,793	630,422	3.05%
INVESTMENT SECURITIES AVAILABLE FOR SALE, at market value	964,660	1,229,646	1,271,690	–24.14%
INVESTMENT SECURITIES HELD TO MATURITY, at cost	905,574	1,231,377	1,096,358	–17.40%
LOANS HELD FOR SALE, net	226,311	101,339	197,613	14.52%
LOANS, net	3,873,606	4,195,851	3,655,270	5.97%
ALLOWANCE FOR LOAN LOSSES	(58,967)	(53,027)	(57,956)	1.74%
BANK PREMISES AND EQUIPMENT, net	61,606	66,922	63,198	–2.52%
ACCRUED INTEREST RECEIVABLE	38,460	38,597	41,110	–6.45%
OTHER ASSETS	132,259	138,694	167,495	–21.04%
	$ 6,793,153	$ 7,788,192	$ 7,065,200	–3.85%

LIABILITIES AND STOCKHOLDER´S EQUITY
DEPOSITS:
Non–interest bearing	$ 661,532	$ 652,369	$ 628,324	5.29%
Interest bearing	3,393,197	3,778,967	3,891,338	–12.80%
Total deposits	4,054,729	4,431,336	4,519,662	–10.29%
FEDERAL FUNDS PURCHASED AND OTHER BORROWINGS	224,700	817,000	245,960	–8.64%
SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE	1,270,492	747,756	1,250,039	1.64%
COMMERCIAL PAPER ISSUED	249,798	723,857	39,991	524.64%
SUBORDINATED CAPITAL NOTES	–	20,000	–	N/A
TERM NOTES	304,794	328,989	307,464	–0.87%
ACCRUED INTEREST PAYABLE	26,962	18,958	25,050	7.63%
OTHER LIABILITIES	88,364	95,660	99,706	–11.38%
	6,219,839	7,183,556	6,487,872	–4.13%

STOCKHOLDER´S EQUITY:
Preferred stock $25 par value; 10,000,000 shares authorized, 2,610,008 outstanding	65,250	65,250	65,250	0.00%
Common stock, $2.50 par value; 200,000,000 shares authorized; 46,410,214 shares issued;
42,398,954 and 43,269,514 shares outstanding in March 2003 and 2002, respectively and
42,566,454 shares outstanding in December 2002	116,026	106,212	116,026	0.00%
Capital paid in excess of par value	187,742	122,457	187,742	0.00%
Treasury stock at cost, 4,011,260; 3,140,700 and 3,843,760 shares in March 2003 and 2002 and
December 2002, respectively	(67,552)	(54,131)	(65,268)	3.50%
Accumulated other comprehensive income (loss)	(11,341)	(6,295)	(12,692)	–10.64%
Retained earnings–
Reserve fund	116,482	114,418	116,482	0.00%
Undivided profits	166,707	256,725	169,788	–1.81%
Total stockholder´s equity	573,314	604,636	577,328	–0.70%
	$ 6,793,153	$ 7,788,192	$ 7,065,200	–3.85%

SANTANDER BANCORP
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
QUARTERS ENDED MARCH 31, 2003, 2002 AND DECEMBER 31, 2002
(Dollars in thousands, except per share data)

	For the quarters ended
	March 31,	March 31,	Dec. 31,
	2003	2002	2002
INTEREST INCOME:
Loans	$ 60,262	$ 77,820	$ 65,098
Investment securities	18,001	16,056	16,578
Interest bearing deposits	150	274	203
Federal funds sold and securities purchased under
agreements to resell	390	1,395	420
Total interest income	78,803	95,545	82,299

INTEREST EXPENSE:
Deposits	16,067	24,157	20,592
Securities sold under agreements to repurchase
and other borrowings	19,101	16,461	17,473
Subordinated capital notes	–	225	–
Total interest expense	35,168	40,843	38,065

Net interest income	43,635	54,702	44,234

PROVISION FOR LOAN LOSSES	12,065	11,972	18,130
Net interest income after provision for loan losses	31,570	42,730	26,104

OTHER INCOME:
Service charges, fees and other	10,231	10,434	9,549
Gain on sale of securities	4,669	8,141	6
Gain on sale of mortgage servicing rights	125	123	19
Other gains and losses	3,248	4,462	3,682
Total other income	18,273	23,160	13,256

OTHER OPERATING EXPENSES:
Salaries and employee benefits	18,889	19,535	18,136
Occupancy costs	3,225	3,330	3,304
Equipment expenses	2,219	3,102	2,752
Other operating expenses	22,959	21,376	22,873
Total other operating expenses	47,292	47,343	47,065

Income (loss) before provision (benefit) for income tax	2,551	18,547	(7,705)

PROVISION (BENEFIT) FOR INCOME TAX	(611)	4,629	(5,019)

NET INCOME (LOSS)	3,162	13,918	(2,686)

DIVIDEND TO PREFERRED SHAREHOLDERS	1,142	1,142	1,142

NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS	$ 2,020	$ 12,776	$ (3,828)

EARNINGS PER COMMON SHARE*	$ 0.05	$ 0.30	$ (0.09)

*After giving retroactive effect to the stock dividend declared on June 17, 2002
SANTANDER BANCORP

	2003	2002	2002
	First	First	Year	Fourth
SELECTED RATIOS	Quarter	Quarter	to Date	Quarter

Net interest margin (1)	3.19%	3.57%	3.47%	3.22%
Return on average assets (2)	0.20%	0.82%	0.31%	–0.17%
Return on average common equity (2)	1.61%	9.69%	3.05%	–2.91%
Efficiency Ratio (1,3)	76.74%	65.08%	68.73%	76.58%
Capital:
Tier I capital to risk–adjusted assets	12.39%	11.56%	–	12.26%
Total capital to risk–adjusted assets	13.64%	12.60%	–	13.51%
Leverage ratio	8.65%	8.56%	–	8.89%
Non–performing loans to total loans	2.88%	2.45%	–	3.20%
Non–performing loans plus accruing loans
past–due 90 days or more to loans	2.94%	2.53%	–	3.31%
Allowance for loan losses to non–
performing loans	49.94%	50.31%	–	46.95%
Allowance for loans losses to period–
end loans	1.44%	1.23%	–	1.50%
SANTANDER BANCORP

SELECTED CONSOLIDATED FINANCIAL INFORMATION:

(DOLLARS IN THOUSANDS)

	QTD	QTD	QTD
	March 31,	Dec. 31,	March 31,	1Q03/4Q02	1Q03/1Q02
	2003	2002	2002	Variation	Variation

Interest Income	$ 78,803	$ 82,299	$ 95,545	–4.2%	–17.5%
Tax equivalent adjustment	4,391	3,976	3,029	10.4%	45.0%
Interest income on a tax equivalent basis	83,194	86,275	98,574	–3.6%	–15.6%
Interest expense	35,168	38,065	40,843	–7.6%	–13.9%
Net interest income on a tax equivalent basis	48,026	48,210	57,731	–0.4%	–16.8%
Provision for loan losses	12,065	18,130	11,972	–33.5%	0.8%

Net interest income on a tax equivalent basis after provision	35,961	30,080	45,759	19.6%	–21.4%
Other operating income	13,479	13,231	14,896	1.9%	–9.5%
Gain on sale of MSRs	125	19	123	557.9%	1.6%
Gain on sale of securities	4,669	6	8,141	77716.7%	–42.6%
Other operating expenses	47,292	47,065	47,343	0.5%	–0.1%
Income on a tax equivalent basis before income taxes	6,942	(3,729)	21,576	286.2%	–67.8%
Provision (Benefit) for income taxes	(611)	(5,019)	4,629	87.8%	–113.2%
Tax equivalent adjustment	4,391	3,976	3,029	10.4%	45.0%
NET INCOME (LOSS)	$ 3,162	$ (2,686)	$ 13,918	217.7%	–77.3%

SELECTED RATIOS:

Per share data (1):
Earnings (loss) per common share	$ 0.05	$ (0.09)	$ 0.30
Average common shares
outstanding	42,258,960	42,700,487	43,290,204
Common shares outstanding
at end of period	42,398,954	42,566,454	43,269,514
Cash Dividends per Share:
Preferred Stock	$ 0.44	$ 0.44	$ 0.44
Common Stock	$ 0.11	$ 0.11	$ 0.11